UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 17, 2018 (October 17, 2018)

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

400 N. Sam Houston Parkway E.

Suite 1200

Houston, Texas 77060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2018, Ultra Petroleum Corp. (together with its consolidated subsidiaries, the “Company”) entered into an agreement (the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of (i) approximately $556.4 million aggregate principal amount, or 79.5%, of the 6.875% Senior Notes due 2022 (the “2022 Notes”) and (ii) approximately $267.1 million aggregate principal amount, or 53.4%, of the 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Old Notes”) of Ultra Resources, Inc., a Delaware corporation (the “Issuer”), a wholly owned subsidiary of the Company, pursuant to which the Supporting Noteholders have agreed to exchange all of the Old Notes held by each such Supporting Noteholder for (a) new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 of the Issuer (the “New Notes”) and (b) new warrants of the Company entitling each holder thereof to purchase one common share of the Company (the “Warrants”). The Exchange Agreement permits the Company to exchange up to an additional $3.6 million of the aggregate principal amount of the outstanding 2022 Notes and up to an additional $7.9 million of the aggregate principal amount of the 2025 Notes. The proposed exchange of the Old Notes for the New Notes and the Warrants is referred to herein as the “Exchange Transaction.”

For each $1,000 aggregate principal amount of 2022 Notes validly exchanged pursuant to the Exchange Agreement, the Supporting Noteholders will receive (i) $720 aggregate principal amount of New Notes issued by the Issuer and (ii) 14.0 Warrants issued by the Company and, for each $1,000 aggregate principal amount of 2025 Notes validly exchanged pursuant to the Exchange Agreement, the Supporting Noteholders will receive (i) $660 aggregate principal amount of New Notes issued by the Issuer and (ii) 14.0 Warrants issued by the Company.

The New Notes will be senior secured obligations of the Issuer and will rank senior in right of payment to all of its existing and future unsecured senior debt, to the extent of the value of the collateral to be pledged under the indenture pursuant to which the New Notes will be governed and related collateral arrangements, and senior in right of payment to all of its future subordinated debt. The New Notes will be secured by perfected second priority security interests in substantially all assets of the Company. Payment by the Issuer of all amounts due on or in respect of the New Notes and the performance of the Issuer under the indenture pursuant to which the New Notes will be governed will be initially guaranteed by the Company.

Each Warrant will be exercisable at the option of the holders thereof for one common share, no par value, of the Company, at any time following the date on which the volume-weighted average price of the common shares is at least $2.50 for 30 consecutive trading days. In the aggregate, if all Warrants are exercised, total shareholder dilution will be approximately 6%.

The obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Old Notes pursuant to the Exchange Transaction, are subject to the conditions set forth in the Exchange Agreement, including: (a) the Company receiving a consent of the requisite lenders under the Credit Agreement, dated as of April 12, 2017, among the Company and UP Energy Corporation, as parent guarantors, the Issuer, as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto, to the consummation of the transactions contemplated by the Exchange Agreement; (b) the Company receiving a consent of the requisite lenders under the Senior Secured Term Loan Agreement dated as of April 12, 2017, among the Company and UP Energy Corporation, as parent guarantors, the Issuer, as borrower, Barclays Bank PLC, as administrative agent and the lenders and other parties party thereto. to the consummation of the transactions contemplated by the Exchange Agreement; and (c) entry into a customary intercreditor agreement between the agent for the Credit Agreement, the agent for the Senior Secured Term Loan Agreement and trustee collateral agent for the New Notes. The Exchange Agreement may be terminated by the Company, on the one hand, or the Supporting Noteholders owning at least a majority in aggregate principal amount of each series of Old Notes, on the other hand, on behalf of the Supporting Noteholders, upon written notice of termination to the other parties, if the closing of the Exchange Transaction has not occurred on or before November 15, 2018 or by any single Supporting Noteholder, solely with respect to itself, if the closing of the Exchange Transaction has not occurred on or before December 15, 2018.

Pursuant to the Exchange Agreement, upon the closing of the Exchange Transaction, the Company and certain of the Supporting Noteholders intend to enter into an agreement providing for the nomination by such Supporting Noteholders of one member to the Board of Directors of the Company at the Company’s 2019 annual meeting, subject to the approval by the holders of common shares of an amendment to the Company’s Articles of Reorganization expanding the size of the Company’s Board of Directors from seven to eight members. The agreement is expected to provide that nominations by the Supporting Noteholders are subject to board approval.

The Exchange Agreement contains certain representations, warranties and other agreements by the Company and the Supporting Noteholders. The Company’s and the Supporting Noteholders’ obligations under the Exchange Agreement are subject to various customary conditions set forth in the Exchange Agreement, including the execution and delivery of an indenture pursuant to which the New Notes will be governed and other definitive documentation for the Exchange Transaction. Accordingly, there can be no assurance if or when the Company will consummate the Exchange Transaction and the other transactions contemplated by the Exchange Agreement.

The New Notes and the Warrants to be issued in the Exchange Transaction were offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Company will not receive any cash proceeds from the issuance of the New Notes or the Warrants to be issued in the Exchange Transaction.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On October 17, 2018, the Company issued a press release relating, among other things, to the Exchange Transaction as well as providing an operational update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Certain other information, including information that was delivered to the Supporting Noteholders in connection with the Exchange Agreement, is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information contained or incorporated in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit hereto, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the Securities and Exchange Commission (“SEC”), particularly in the section entitled “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed charges, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated October 17, 2018, by and between Ultra Petroleum Corp., Ultra Resources, Inc., certain subsidiary guarantors thereto and certain noteholders

99.1	Press Release of Ultra Petroleum Corp., dated October 17, 2018

99.2	Certain information, including information that was delivered to the Supporting Noteholders in connection with the Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2018

ULTRA PETROLEUM CORP.

By:	/s/ Garrett Smith
Name:	Garrett B. Smith
Title:	Vice President, General Counsel and Corporate Secretary